    As filed with the Securities and Exchange Commission on February 11, 1999
                                                                 File No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         EQUITY OFFICE PROPERTIES TRUST
             (Exact name of Registrant as specified in its charter)

        Maryland                                         36-4151656
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation of Organization)

         Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

                         EQUITY OFFICE PROPERTIES TRUST
                 1997 NON-QUALIFIED EMPLOYEE SHARE PURCHASE PLAN
                            (Full Title of the Plan)

                            Stanley M. Stevens, Esq.
                               Chief Legal Counsel
                         Equity Office Properties Trust
                      Two North Riverside Plaza, Suite 2200
                             Chicago, Illinois 60606
                     (Name and Address of Agent for Service)

                                 (312) 466-3300
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            Ruth Pinkham Haring, Esq.
                          Rosenberg & Liebentritt, P.C.
                      Two North Riverside Plaza, Suite 1600
                             Chicago, Illinois 60606


                                          CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

                                                                 Proposed Maximum    Proposed Maximum
                                                                  Aggregate Price        Aggregate           Amount of
                                                Amount to be       Per Share (1)    Offering Price (1)    Registration Fee
    Title of Securities to be Registered         Registered
---------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest,
$.01 par value per share...............         2,000,000(2)          $30.41            $60,820,000          $18,431(2)

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the amount of the registration fee based upon the average high and low prices reported for such shares on the New York Stock Exchange on August 6, 1997, pursuant to Rule 457(h)(1).

(2) All 2,000,000 of the Registrant's Common Shares of Beneficial Interest (the "Common Shares") have previously been registered with the Securities and Exchange Commission pursuant to an effective registration statement on Form S-8, and, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement relates solely to an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Accordingly, no additional registration fee is required with respect to this registration statement.

                                      II-2
                                     PART II

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement of Equity Office Properties Trust (the "Company") incorporates by reference the contents of the Company's previous registration statement on Form S-8 dated August 13, 1997 (No. 333-33503) covering 2,000,000 of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), issuable under the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan (the "Plan").

         This registration statement relates solely to the registration of an indeterminate amount of interests to be offered or sold pursuant to the Plan.

ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, as of February 11, 1999.

                                      EQUITY OFFICE PROPERTIES TRUST
                                      (Registrant)


                                      By:      /s/ Timothy H. Callahan
                                               ------------------------------
                                               Timothy H. Callahan,
                                               President and Chief Executive
                                               Officer

                                POWER OF ATTORNEY

         We, the undersigned trustees and officers of Equity Office Properties Trust, do hereby constitute and appoint Samuel Zell and Timothy H. Callahan and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of February 11, 1999:


NAME                              TITLE
/s/ Timothy H. Callahan           President, Chief Executive Officer and Trustee
----------------------------
Timothy H. Callahan


/s/ Richard D. Kincaid            Chief Financial Officer
----------------------------
Richard D. Kincaid


/s/ Samuel Zell                   Chairman of the Board and Trustee
----------------------------
Samuel Zell


/s/ Sheli Z. Rosenberg            Trustee
----------------------------
Sheli Z. Rosenberg


----------------------------      Trustee
Thomas E. Dobrowski


/s/ James D. Harper, Jr.          Trustee
----------------------------
James D. Harper, Jr.


/s/ Jerry M. Reinsdorf            Trustee
----------------------------
Jerry M. Reinsdorf


/s/ William M. Goodyear           Trustee
----------------------------
William M. Goodyear


/s/ David K. McKown               Trustee
----------------------------
David K. McKown


/s/ H. Jon Runstad                Trustee
----------------------------
H. Jon Runstad


/s/ Edwin N. Sidman               Trustee
----------------------------
Edwin N. Sidman


/s/ D. J. A. de Bock              Trustee
----------------------------
D. J. A. de Bock


                                  EXHIBIT INDEX



EXHIBIT                                     EXHIBIT
NUMBER                                    DESCRIPTION
 4.1        *    Amended and  Restated  Declaration  of Trust of the  Company.
                 (Exhibit  3.1  to the  Registrant's  Form  S-11  Registration
                 Statement No. 333-26629.)

 4.3        *    Amended   Bylaws  of  the   Company.   (Exhibit  3.2  to  the
                 Company's Current Report on Form 8-K dated June 30, 1998.)

 4.4        *    Equity Office  Properties Trust 1997  Non-Qualified  Employee
                 Share   Purchase   Plan.   (Exhibit  4.3  to  the   Company's
                 Registration  Statement  on Form S-8  dated  August 13,  1997
                 (No. 333-33503))

 5          *    Opinion of Rosenberg & Liebentritt, P.C.

 23.1       *    Consent of Rosenberg & Liebentritt, P.C.

 24 Power of Attorney (filed as part of the signature page to the Registration Statement).


-----------------------------

*        Exhibits are incorporated herein by reference from prior filings.